As filed with the Securities and Exchange Commission on May 12, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	2834	85-1591963
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

(702) 514-4174

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Dr. Tiago Reis Marques

Chief Executive Officer

Pasithea Therapeutics Corp.

1111 Lincoln Road

Suite 500

Miami Beach, FL 33139

(702) 514-4174

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to

James O’Grady, Esq.

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 262-6700

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this preliminary prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED MAY 12, 2023

Pasithea Therapeutics Corp.

16,418,870 Shares of Common Stock

This prospectus relates to the resale of up to 16,418,870 shares of Pasithea Therapeutics Corp. (the “Company,” “we,” “our,” or “us”) common stock, par value $0.0001 per share (“common stock”), by the selling stockholders listed in this prospectus or their permitted transferees. The shares of common stock registered for resale pursuant to this prospectus includes:

(i) 2,538,000 shares of common stock (the “AlloMek Shares”) and 940,000 shares of common stock (the “AlloMek Warrant Shares”) issuable upon exercise of warrants (the “AlloMek Warrants”) issued pursuant to a Membership Interest Purchase Agreement entered into on October 11, 2022 with AlloMek Therapeutics, LLC (“AlloMek”), the persons listed on Schedule 1.1 thereto (the “AlloMek Sellers”), and Uday Khire, not individually but as the representative of the AlloMek Sellers (the “AlloMek Purchase Agreement”);

(ii) 3,260,870 shares of common stock (the “Alpha-5 Shares”) and 1,000,000 shares of common stock (the “Alpha-5 Warrant Shares”) issuable upon exercise of warrants (the “Alpha-5 Warrants”) issued pursuant to a Membership Interest Purchase Agreement entered into on June 21, 2022 with Alpha-5 integrin, LLC (“Alpha-5”), the persons listed on Schedule 1.1 thereto (the “Alpha-5 Sellers”), and Paul B. Manning, not individually but as the representative of the Alpha-5 Sellers (the “Alpha-5 Purchase Agreement”); and

(iii) 8,680,000 shares of common stock (the “PIPE Warrant Shares”) issuable upon exercise of warrants (the “PIPE Warrants” and together with the AlloMek Warrants and the Alpha-5 Warrants, the “Warrants”) issued pursuant to a Securities Purchase Agreement entered into on November 24, 2021 with certain institutional investors in a private placement (the “PIPE Securities Purchase Agreement”).

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholders. However, we may receive proceeds of up to approximately $34,027,200 from the cash exercise of the Warrants by the selling stockholders, once the registration statement, of which this prospectus is part, is declared effective. The Warrants may also be exercised and resold hereunder on a cashless basis, at the option of their holders, and we will not receive any proceeds upon such cashless exercise.

The selling stockholders, or their permitted transferees or other successors-in-interest, may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” on page 10 of this prospectus for more information on how the selling stockholders may sell the shares of common stock being registered pursuant to this prospectus. The selling stockholders may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act.

We will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution” on page 10 of this prospectus.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make you investment decision.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we have elected to comply with certain reduced public company reporting requirements.

Our common stock is listed on the Nasdaq Capital Market under the symbol “KTTA” and our warrants issued in connection with our initial public offering (the “Public Warrants”) are listed on the Nasdaq Capital Market under the symbol “KTTAW.” The last reported sale price for our common stock on May 11, 2023 as quoted on the Nasdaq Capital Market was $0.36 per share. The last reported sale price for our Public Warrants on May 11, 2023 as quoted on the Nasdaq Capital Market was $0.0211 per Public Warrant.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and the documents incorporated by reference into this prospectus for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2023.

i

ABOUT THIS PROSPECTUS

Neither we nor the selling stockholders have authorized anyone to provide you with any information other than that contained in, or incorporated by reference into, this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares of our common stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

A prospectus supplement may add to, update or change the information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described below under the heading “Where You Can Find Additional Information.”

Throughout this prospectus, when we refer to the selling stockholders, we are referring to the selling stockholders identified in this prospectus and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”

In this prospectus, unless otherwise stated or the context otherwise requires, references to “Pasithea”, “Company”, “we”, “us”, “our” or similar references mean Pasithea Therapeutics Corp. and its consolidated subsidiaries, including Pasithea Therapeutics Limited, Pasithea Clinics Corp., Pasithea Therapeutics Portugal, Sociedade Unipessoal Lda, Alpha 5 integrin, LLC and AlloMek Therapeutics, LLC.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus.

Overview

We are a biotechnology company primarily focused on the discovery, research and development of innovative treatments for Central Nervous System (“CNS”) disorders and RASopathies. We are leveraging our expertise in the fields of neuroscience, translational medicine, and drug development to advance new molecular entities that target the pathophysiology underlying such diseases, with the goal of bringing life-changing therapies to patients.

Our therapeutic pipeline currently consists of four programs. Our lead product candidate, PAS-004, is a next-generation macrocyclic mitogen-activated protein kinase, or MEK inhibitor, that we believe may address the limitations and liabilities associated with existing drugs with a similar mechanism of action. PAS-004 is designed to be macrocyclic for potential use in the treatment of a range of RASopathies, including neurofibromatosis type 1 (“NF1”) and Noonan syndrome, as well as lamin A/C (“LMNA”) cardiomyopathy and a number of oncology indications. Our remaining three programs, PAS-003, PAS-002 and PAS-001, are in the discovery stage and are based on novel targets that we believe address limitations in the treatment paradigm of the indications we plan to address, which are currently amyotrophic lateral sclerosis (“ALS”), multiple sclerosis (“MS”) and schizophrenia.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	reduced obligations with respect to financial data, including presenting only two years of audited financial statements and only two years of selected financial data in this prospectus;

●	an exception from compliance with the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements.

We may take advantage of exemptions for up to five years or such earlier time that we are no longer an emerging growth company. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock. We would cease to be an emerging growth company upon the earliest to occur of: (1) the last day of the fiscal year in which we have more than $1.235 billion in annual gross revenue, (2) December 31, 2026, (3) the date we are deemed to be a “large accelerated filer” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act, and (4) the date on which we have during the previous three-year period issued more than $1.0 billion in non-convertible debt securities.

The JOBS Act also permits us, as an emerging growth company, to take advantage of an extended transition period to comply with the new or revised accounting standards applicable to public companies and thereby allow us to delay the adoption of those standards until those standards would apply to private companies. We have irrevocably elected to avail ourselves of this exemption and therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Corporate Information

Our primary executive offices are located at 1111 Lincoln Road, Suite 500, Miami Beach, FL 33139 and our telephone number is (702) 514-4174. Our website address is www.pasithea.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

THE OFFERING

Shares of common stock offered for resale by the selling stockholders	Up to an aggregate of 16,418,870 shares of common stock consisting of:

● 8,680,000 PIPE Warrant Shares issuable upon exercise, for cash, of the PIPE Warrants held by certain selling stockholders, issued pursuant to the PIPE Securities Purchase Agreement.

● 3,260,870 Alpha-5 Shares and 1,000,000 Alpha-5 Warrant Shares issuable upon exercise, for cash, of the Alpha-5 Warrants, issued pursuant to the Alpha-5 Purchase Agreement.

● 2,538,000 AlloMek Shares and 940,000 AlloMek Warrant Shares issuable upon exercise, for cash, of the AlloMek Warrants, issued pursuant to the AlloMek Purchase Agreement.

Shares of common stock outstanding before this offering	26,126,740 shares of common stock

Shares of common stock to be outstanding after giving effect to the issuance of the shares registered hereunder	42,767,610 shares of common stock

Use of proceeds

We are not selling any shares of our common stock under this prospectus and will not receive any of the proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from any cash exercise of any of the Warrants. If all of the Warrants were cash exercised at their respective current applicable exercise prices, the gross proceeds to us from such cash exercises would be approximately $34,027,200. The Warrants may be exercised and resold hereunder on a cashless basis, at the option of their holders, and we will not receive any proceeds upon such cashless exercise.

We anticipate that the proceeds we receive from the cash exercise of the Warrants, if any, will be used for continued research and development and commercialization activities of PAS-004, continued research and development of PAS-003, PAS-002 and PAS-001, and for working capital, capital expenditures, reductions of indebtedness and other general corporate purposes, including acquisitions of or investments in complimentary businesses, products or technologies and other research and development efforts. Please see “Use of Proceeds” on page 9.

Terms of this offering	The selling stockholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Risk factors	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 3 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus for a discussion of factors to consider before deciding to purchase shares of our common stock.

Nasdaq Capital Market symbol	Our common stock and Public Warrants are currently listed on the Nasdaq Capital Market under the symbols “KTTA” and “KTTAW,” respectively.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any documents we incorporate by reference, contain certain forward-looking statements that involve substantial risks and uncertainties. All statements contained in this prospectus and any documents we incorporate by reference, other than statements of historical facts, are forward-looking statements including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “target”, “potential”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

●	our lack of operating history;

●	the expectation that we will incur significant operating losses for the foreseeable future and will need significant additional capital;

●	the period over which we estimate our existing cash and cash equivalents will be sufficient to fund our future operating expenses and capital expenditure requirements;

●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our plans to develop and commercialize our product candidates;

●	the timing of our IND submission for PAS-004;

●	the timing of our planned clinical trials for PAS-004;

●	the ability of our clinical trials to demonstrate safety and efficacy of our future product candidates, and other positive results;

●	disruptions to the development of our product candidates due to the continued spread of COVID-19 and the resulting global pandemic;

●	the timing and focus of our future preclinical studies and clinical trials, and the reporting of data from those studies and trials;

●	the size of the market opportunity for our future product candidates, including our estimates of the number of patients who suffer from the diseases we are targeting;

●	the success of competing therapies that are or may become available;

●	the beneficial characteristics, safety, efficacy and therapeutic effects of our future product candidates;

●	our ability to obtain and maintain regulatory approval of our future product candidates;

●	our plans relating to the further development of our future product candidates, including additional disease states or indications we may pursue;

●	existing regulations and regulatory developments in the United States and other jurisdictions;

●	our dependence on third parties;

●	the need to hire additional personnel and our ability to attract and retain such personnel;

●	our plans and ability to obtain or protect intellectual property rights, including extensions of patent terms where available and our ability to avoid infringing the intellectual property rights of others;

●	our financial performance and sustaining an active trading market for our Common Stock and Warrants;

●	our ability to restructure our operations to comply with any potential future changes in government regulation; and

●	other risks and uncertainties, including those listed in the “Risk Factors” section of this prospectus and the documents incorporated by reference herein.

These forward-looking statements are only predictions and we may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, so you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. We have included important factors in the cautionary statements included in this prospectus, as well as certain information incorporated by reference into this prospectus, that could cause actual future results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, as amended, and our most recent Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, as well as any amendments thereto, filed with the SEC. Additional factors are discussed under the caption “Risk Factors” in this prospectus and any free writing prospectus and under similar headings in the other documents that are incorporated by reference into this prospectus. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

You should read this prospectus with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

DESCRIPTION OF THE TRANSACTIONS

October 2022 AlloMek Membership Interest Purchase Agreement

On October 11, 2022, we entered into the AlloMek Purchase Agreement with AlloMek, the AlloMek Sellers, and Uday Khire, not individually but as the representative of the AlloMek Sellers, pursuant to which we purchased from the AlloMek Sellers all of the issued and outstanding equity of AlloMek. The AlloMek Sellers were the sole title and beneficial owners of 100% of the equity interests of AlloMek. In consideration of the sale of the equity of AlloMek, we issued to the AlloMek Sellers (i) an aggregate of 2,538,000 shares of our common stock, (ii) AlloMek Warrants exercisable for an aggregate of 940,000 shares of common stock at an exercise price of $1.88 per share, which may be exercised on a cashless basis, for a period of five years commencing on the date of issuance, (iii) a cash payment in the amount of $1,050,000, (iv) the right to certain milestone payments in an amount up to $5,000,000, and (v) the right to contingent earn-out payments ranging from 3% to 5% of net sales of the Drug (as defined in the AlloMek Purchase Agreement) depending on the amount of such net sales in the applicable measurement period. The transaction closed on the same day.

In connection with the AlloMek Purchase Agreement, each of the AlloMek Sellers entered into a two-year Lock-up Agreement (collectively, the “Lock-Up Agreements”) with us regarding the AlloMek Shares. On the one-year anniversary of the closing date, the restrictions contained in the Lock-Up Agreements will terminate for 1,350,000 AlloMek Shares, and then in each subsequent month, the restrictions will cease for 112,500 AlloMek Shares.

The AlloMek Purchase Agreement grants the AlloMek Sellers registration rights, pursuant to which we are required to file a resale registration statement with the SEC to register for resale the AlloMek Shares and the AlloMek Warrant Shares, no later than 45 days after the filing of our Annual Report on Form 10-K for the year ended December 31, 2022, and to have such registration statement declared effective as promptly as reasonably practicable. Pursuant to the registration rights, we are filing this resale registration statement to register for resale the AlloMek Shares and the AlloMek Warrant Shares.

June 2022 Alpha-5 Membership Interest Purchase Agreement

On June 21, 2022, we entered into the Alpha-5 Purchase Agreement with Alpha-5, the Alpha-5 Sellers, and Paul B. Manning, not individually but as the representative of the Alpha-5 Sellers, pursuant to which we purchased from the Alpha-5 Sellers all of the issued and outstanding equity of Alpha-5. The Alpha-5 Sellers were the sole title and beneficial owners of 100% of the equity interests of Alpha-5. In consideration of the equity of Alpha-5, we issued (i) an aggregate of 3,260,870 Alpha-5 Shares, (ii) Alpha-5 Warrants exercisable for an aggregate of 1,000,000 Alpha Warrant Shares, and (iii) contingent earn-out payments of an aggregate of 2% to 4% of net sales generated from the sale of a drug currently in development by Alpha-5. The transaction closed on the same day.

The Alpha-5 Purchase Agreement grants the Alpha-5 Sellers registration rights, pursuant to which we are required to file this resale registration statement with the SEC to register for resale the Alpha-5 Shares and the Alpha-5 Warrant Shares, as promptly as reasonably practicable following the closing date, and to have such registration statement declared effective as promptly as reasonably practicable.

November 2021 PIPE Securities Purchase Agreement

On November 24, 2021, we entered into the PIPE Securities Purchase Agreement with certain institutional investors pursuant to which we agreed to sell to investors in a private placement (i) an aggregate of 8,680,000 PIPE Shares and (ii) PIPE Warrants exercisable for up to an aggregate of 8,680,000 PIPE Warrant Shares. The combined purchase price for one PIPE Share and associated PIPE Warrant was $3.50. The PIPE Warrants were immediately exercisable, expire five years from the date of issuance and have an exercise price of $3.50 per share, subject to adjustment as set forth in the PIPE Warrants.

The investors may exercise the PIPE Warrants on a cashless basis if the PIPE Warrant Shares are not then registered pursuant to an effective registration statement. The investors have contractually agreed to restrict their ability to exercise the PIPE Warrants such that the number of shares of common stock held by each investor and its affiliates after such exercise does not exceed either 4.99% or 9.99% of our then issued and outstanding shares of common stock, at the investor’s election.

In connection with the PIPE Securities Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the investors. Pursuant to the PIPE Registration Rights Agreement, we were required to file a resale registration statement with the SEC to register for resale the PIPE Shares and PIPE Warrant Shares. We previously filed a registration statement on Form S-1 on December 9, 2021, to register for resale the PIPE Shares and the PIPE Warrant Shares. Since the Form S-1 was filed, the registration obligations for the PIPE Shares have lapsed. We are filing this registration statement on Form S-3 to register for resale the PIPE Warrant Shares so the PIPE Warrants can be exercised for cash, and not on a cashless basis, pursuant to the terms thereof.

SELLING STOCKHOLDERS

This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 8,680,000 PIPE Warrant Shares issuable upon exercise of the PIPE Warrants, 3,260,870 Alpha-5 Shares and 1,000,000 Alpha-5 Warrant Shares issuable upon exercise of the Alpha-5 Warrants, and 2,538,000 AlloMek Shares and 940,000 AlloMek Warrant Shares issuable upon exercise of the AlloMek Warrants. When we refer to the “selling stockholders” in this prospectus, we mean the persons and entities listed in the table below, and their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of the selling stockholders’ interests in shares of our common stock other than through a public sale.

The selling stockholders may sell some, all or none of their shares. We do not know how long the selling stockholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale of any of the shares.

The following table sets forth (i) the name of each selling stockholder; (ii) the number of shares owned by each of the selling stockholders; (iii) the number of shares that may be offered under this prospectus; and (iv) the number of shares of common stock owned by each of the selling stockholders assuming all of the shares covered hereby are sold. We do not know how long the selling stockholders will hold the shares before selling them. Except as described above, there are currently no agreements, arrangements or understandings with respect to the resale of any of the securities covered by this prospectus.

			Maximum Number of Shares Being Offered Pursuant to this Prospectus		Shares Owned After Offering/Sale (1) (2)
Name of Selling Stockholder	Shares Owned Prior to Offering/Sale (1) (2) (3)		Shares of Common Stock	Shares of Common Stock Underlying Warrants	Number (3)	Percent (4)
Alpha Sherpa Capital SPC – Alpha Sherpa Capital Master SP	71,500		-	71,500	-	*	%
Alta Partners LLC	300,000		-	150,000	150,000	*	%
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B	143,430		-	71,715	71,715	*	%
Armistice Capital Master Fund Ltd.	2,428,572		-	1,428,572	1,000,000	3.7%
Barry Hart	74,386		49,357	25,029	-	*	%
Bigger Capital Fund, LP	860,000		-	430,000	430,000	1.6%
Cavalry Fund 1 LP	164,858		-	71,429	93,429	*	%
Cavalry Special Ops Fund LLC	164,856		-	71,428	93,428	*	%
Connecticut Innovations, Incorporated	1,615,471		1,302,169	313,302	-	*	%
CVI Investments, Inc.	857,000		-	857,000	-	*	%
District 2 Capital Fund LP	860,000		-	430,000	430,000	1.6%
Donald R. James	7,772		5,157	2,615	-	*	%
Dr. Charles Robert Wolfe	19,027		12,625	6,402	-	*	%
FirstFire Global Opportunities Fund LLC	1,000,000		-	500,000	500,000	1.9%
GPL Ventures LLC	142,856		-	71,428	71,428	*	%
Howard Worman	177,998		118,106	59,892	-	*	%
Hudson Bay Master Fund Ltd.	857,143		-	857,143	-	*	%
Innovation Pathways LLC	77,729		51,575	26,154	-	*	%
Integral BioSciences Private Limited	55,966		37,134	18,832	-	*	%
Intracoastal Capital LLC	297,586		-	214,286	83,300	*	%
Ionic Ventures, LLC	300,000		-	300,000	-	*	%
Iroquois Capital Investment Group LLC	60,000		-	30,000	30,000	*	%
Iroquois Master Fund Ltd.	140,000		-	70,000	70,000	*	%
Jason Fisherman	8,940		5,932	3,008	-	*	%
Kepos Alpha Master Fund L.P.	1,000,000		-	1,000,000	-	*	%
Leviston Resources LLC	571,430		-	285,715	285,715	1.1%
Lind Global Fund II LP	1,696,712		-	848,356	848,356	3.2%
Mahendra Chordia	87,612		51,575	26,154	9,883	*	%
Mank Capital, LLC	142,856		-	71,428	71,428	*	%
Patrick T. Hart Trust, UA 02-24-1994	23,318		15,472	7,846	-	*	%
PD Joint Holdings, LLC Series 2016-A	3,408,696		2,608,696	800,000	-	*	%
Prof. Lawrence Steinman(5)	1,547,174	(6)	652,174	200,000	695,000	2.7%
Shakti BioResearch LLC	77,729		51,575	26,154	-	*	%
Susan Wolfe	18,281		12,130	6,151	-	*	%
The K2 Principal Fund L.P.	1,700,000		-	850,000	850,000	3.3%
Uday Khire	1,228,108		814,878	413,230	-	*	%
Vipin Agarwal	15,546		10,315	5,231	-	*	%

*	Less than 1%

(1)	Except as noted below, ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. All entries exclude ownership of shares issuable pursuant to warrants, options or other derivative securities that have not vested or that are not otherwise exercisable as of the date hereof or which will not become vested or exercisable within 60 days of May 12, 2023.

(2)	Based upon our internal books and records and public filings only, as of the date of this prospectus; may not include ownership of shares of our common stock, if any, held in “street name” through unrelated third-party brokers, as of the date of this prospectus, which are not being offered for resale by this prospectus.
(3)	Includes certain shares of our common stock which are not being offered pursuant to this prospectus.
(4)	All percentage calculations are based on 26,126,740 shares of our common stock outstanding as of May 12, 2023 and are rounded to the nearest tenth of a percent. Warrants, options or other derivative securities that are presently exercisable or exercisable within 60 days are deemed to be owned by the person holding such securities for the purpose of calculating the percentage ownership of that person but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person.
(5)	Prof. Lawrence Steinman, one of the Alpha-5 Sellers and a selling stockholder hereunder, is the Executive Chairman and Co-Founder of the Company, and as such, is considered a related party to the Company. The terms of the Alpha-5 Purchase Agreement were approved by (i) the disinterested members of our Audit Committee and (ii) the disinterested members of our Board of Directors, pursuant to our related party transaction policy.
(6)	Includes (i) 652,174 Alpha-5 Shares, (ii) 200,000 Alpha-5 Warrant Shares, (iii) 645,000 shares of common stock and (iv) 50,000 shares of common stock issuable upon exercise of vested stock options. Excludes 50,000 unvested stock options.

Issuances of our common stock to the selling stockholders will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of any such issuance. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after any such issuance to the selling stockholders identified herein.

USE OF PROCEEDS

The common stock to be offered and sold using this prospectus will be offered and sold by the selling stockholders named in this prospectus. Accordingly, we will not receive any proceeds from any sales of shares of our common stock in this offering.

Upon any cash exercise of the Warrants, certain selling stockholders will pay us the applicable exercise price. The Warrants may be exercised and resold hereunder on a cashless basis, at the option of their holders, and we will not receive any proceeds upon such cashless exercise. We anticipate that any proceeds that we receive from the cash exercise of such warrants, if any, will be used for continued research and development and commercialization activities of PAS-004, continued research and development of PAS-003, PAS-002 and PAS-001, and for working capital, capital expenditures, reductions of indebtedness and other general corporate purposes, including acquisitions of or investments in complimentary businesses, products or technologies and other research and development efforts. We will pay all of the fees and expenses incurred by us in connection with this registration. We will not be responsible for fees and expenses incurred by the selling stockholders or any underwriting discounts or agent’s commissions.

PLAN OF DISTRIBUTION

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Our common stock is quoted on The Nasdaq Capital Market under the symbol “KTTA.”

DESCRIPTION OF SECURITIES

The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Certificate of Incorporation and Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022, as amended, and forms of securities, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part , which are incorporated by reference herein.

As of May 12, 2023, we had common stock and Public Warrants registered under Section 12 of the Securities Exchange Act of 1934, as amended.

General

We do not have a classified board of directors. We are authorized to issue an aggregate of 500,000,000 shares. The authorized capital stock is divided into 495,000,000 shares of common stock having a par value of $0.0001 per share and 5,000,000 shares of preferred stock having a par value of $0.0001 per share.

Common Stock

All shares of our common stock are one and the same class, identical in all respects and have equal rights, powers and privileges.

Voting. Except as otherwise provided for by resolution of the board of directors, the holders of outstanding shares of common stock have the exclusive right to vote on all matters requiring stockholder action. On each matter on which holders of common stock are entitled to vote, each outstanding share of such common stock is entitled to one vote.

Dividends. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of common stock have equal rights of participation in the dividends and other distributions in cash, stock or property of the Company when, as and if declared thereon by the board of directors from time to time out of assets or funds of the Company legally available therefor and shall have equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

Liquidation. Subject to the rights of holders of any series of outstanding preferred stock, holders of shares of common stock have equal rights to receive the assets and funds of the Company available for distribution to stockholders in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary.

Rights and Preferences. Holders of our common stock will have no preemptive, conversion or subscription rights, and there will be no redemption or sinking funds provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of share of any series of our preferred stock that we may designate and issue in the future.

Fully Paid and Nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Public Warrants will be, fully paid and nonassessable.

Anti-Takeover Provisions

Some provisions of Delaware law could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interests or in our best interests, including transactions that provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock. The ability of our board of directors, without action by our stockholders, to issue up to 5,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to effect a change in control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of the Company.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors of a committee of our board of directors.

Potential Effects of Authorized but Unissued Stock. We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the DGCL and subject to any limitations set forth in our amended and restated certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholder, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●	any merger or consolidation involving the corporation and the interested stockholder;

●	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●	the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, New York, New York.

EXPERTS

The audited annual consolidated financial statements of Pasithea Therapeutics Corp. incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing. The 2022 and 2021 audited annual consolidated financial statements of Pasithea Therapeutics Corp. as of and for the years ended December 31, 2022 and 2021, have been audited by Marcum LLP, independent registered public accounting firm.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’S website is www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the SEC.

We have filed with the SEC a registration statement under the Securities Act, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information By Reference” are also available on our website, https://ir.pasithea.com/sec-filings.

We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, as amended on April 4, 2023;

●	our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 12, 2023;

●	our Current Report on Form 8-K filed, with the SEC on January 24, 2023 (other than any portion thereof deemed furnished and not filed); and

●	the description of our common stock contained in our Registration Statement on Form S-1/A, filed with the SEC on April 13, 2021, including any amendments thereto or reports filed for the purposes of updating this description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023, as amended on April 4, 2023.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

Pasithea Therapeutics Corp.

1111 Lincoln Road

Suite 500

Miami Beach, FL 33139

Attn: Investor Relations

(702) 514-4174

Copies of these filings are also available, without charge, on the SEC’s website at www.sec.gov and on our website at www.pasithea.com as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

16,418,870 Shares of Common Stock

Pasithea Therapeutics Corp.

PROSPECTUS

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
SEC Registration Fee	$597.09
Legal Fees and Expenses	$45,000
Accounting Fees and Expenses	$15,000
Miscellaneous Expenses	$5,000
Total expenses	$65,597.09

Item 15. Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation (“Certificate of Incorporation”) and amended and restated bylaws (“Bylaws”) that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s duty of loyalty to us or our stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

●	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws provide that:

●	we may indemnify our directors, officers, and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

●	we may advance reasonable expenses to our directors, officers and employees in connection with a legal proceeding, subject to limited exceptions; and

●	the rights provided in our Bylaws are not exclusive.

Our Certificate of Incorporation and Bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into and intend to continue to enter into separate indemnification agreements with our directors and certain officers which may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 16.  Exhibits

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement dated October 11, 2022 by and among Pasithea Therapeutics Corp., AlloMek Therapeutics, LLC, the Persons listed on Schedule 1.1 thereto, and Uday Khire, not individually but in his capacity as the representative of the Persons listed on Schedule 1.1 thereto (incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed with the SEC on October 12, 2022).
2.2	Form of Lock-up Agreement dated October 11, 2022 (incorporated by reference to Exhibit 2.2 of the Company’s Form 8-K filed with the SEC on October 12, 2022).
2.3	Member Interest Purchase Agreement dated June 21, 2022 by and among Pasithea Therapeutics Corp., Alpha-5 integrin, LLC, the Persons listed on Schedule 1.1 thereto, and Paul B. Manning, not individually but in his capacity as the Representative of the Persons listed on Schedule 1.1 thereto (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on June 22, 2022).
3.1	Amended & Restated Certificate of Incorporation of Pasithea Therapeutics Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Form S-1 filed with the SEC on April 13, 2021).
3.2	Amended & Restated Bylaws of Pasithea Therapeutics Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Annual Report on Form 10-K filed with the SEC on March 30, 2023, as amended on April 4, 2023).
4.1	Specimen Common Stock Certificate evidencing the shares of Common Stock (incorporated by reference to Exhibit 4.1 of the Company’s Form S-1/A filed with the SEC on August 6, 2021).
4.2	Form of Warrants for Private Placement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2021).
4.3*	Form of Warrants Issued in AlloMek Therapeutics, LLC.
4.4*	Form of Warrants Issued in Alpha-5 integrin, LLC Acquisition.
5.1*	Opinion of Lowenstein Sandler LLP.
23.1*	Consent of Marcum LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Lowenstein Sandler LLP (filed as part of Exhibit 5.1).
24*	Power of Attorney (included in signature page).
107*	Filing Fee Table.

*	Filed herewith.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933,

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement,

(c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (1)(a), (1)(b) and (1)(c) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a) If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami Beach, State of Florida on this 12th day of May, 2023.

PASITHEA THERAPEUTICS CORP.

By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer
(Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tiago Reis Marques and Daniel Schneiderman, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, to sign any amendments to this registration statement, and to sign any registration statement for the same offering covered by this registration statement, including post-effective amendments or registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said such attorneys-in-fact and agents or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tiago Reis Marques	Chief Executive Officer	May 12, 2023
Tiago Reis Marques	(Principal Executive Officer)

/s/ Daniel Schneiderman	Chief Financial Officer	May 12, 2023
Daniel Schneiderman	(Principal Financial and
Accounting Officer)

/s/ Prof. Lawrence Steinman	Director	May 12, 2023
Prof. Lawrence Steinman

/s/ Simon Dumesnil	Director	May 12, 2023
Simon Dumesnil

/s/ Dr. Emer Leahy	Director	May 12, 2023
Dr. Emer Leahy

/s/ Alfred Novak	Director	May 12, 2023
Alfred Novak